                         DUKE-WEEKS REALTY CORPORATION



                                MERGER AGREEMENT



                            SUPPLEMENTAL INFORMATION



                                  MARCH 1,1999



                                                                            Page



Transaction Description                                                        1



Key Reasons for Merger                                                         2



Questions & Answers                                                          3-4



Balance Sheets                                                                 5



Ratio Computation                                                              6



Occupancy Analysis                                                             7



Product Mix                                                                    8



Geographic Highlights                                                          9



Largest Tenants Summary                                                       10



Lease Expiration Schedule                                                     11



Development Backlog                                                           12



Undeveloped Land - Inventory Summary                                          13



Organizational Chart                                                          14



Market Information                                                            15



Combined Map                                                                  16



Duke and Weeks plan to file with the Securities and Exchange Commission a joint proxy statement/prospectus regarding their merger. Interested parties should read that document when it becomes available because it will contain important information about the transaction. Any information in this document that is inconsistent with the information contained in the joint proxy statement/prospectus shall be superseded by the information in the joint proxy statement/prospectus. A copy of the joint proxy statement/prospectus once filed will be available for free at the Commission's website at www.sec.gov or by contacting Shona Bedwell of Duke at 317/808-6169 or Susan Walker of Weeks at

770/717-3260.

Transaction Description



Exchange Ratio -- Each common share of Weeks Corporation stock will be exchanged for 1.38 shares of Duke Realty Investments common stock



Transaction Value -- Approximately $1.7 billion including $812 million of common equity, $654 million of assumed debt, and $250 million of preferred stock and units (at liquidation value)



Transaction Structure -- Tax-free merger of Weeks Corporation into Duke Realty

Investments, Inc.



Closing -- Expected in the second quarter of 1999



Total Market Capitalization -- $5.2 billion consisting of 56 percent common equity, 12 percent preferred equity, and 32 percent debt



Board Changes -- It is the intent of both companies to merge their Boards of

Directors into a combined Board that will have a majority of unaffiliated members. A majority of all directors and a majority of the unaffiliated directors of the combined Board will be from Duke.



Management/Employee Changes -- The Company currently expects to retain substantially all of the employees of both Duke and Weeks



Company Name -- The combined Company will operate as Duke-Weeks Realty

Corporation



Headquarters -- Indianapolis, Indiana; Southeast Regional Headquarters --

Atlanta, Georgia

Key Reasons for the Merger



Value-Added Platforms -- Management at both Duke and Weeks believe that the long-term winners in the real estate business will be those companies that truly can add value for their customers through a high level of vertical integration.

As such, both Duke and Weeks have proven over the past 25-30 years that by first focussing on customers' needs, they can also produce superior performance for their investors. Particularly important components of the value-added process are extensive development capabilities and undeveloped land holdings, strong market positions, long-standing market knowledge and customer relationships, and a portfolio of properties located primarily in controlled business park environments.



As a combined company, Duke and Weeks will have a much broader platform to extend their proven operating strategy into a wider geographic area encompassing much of the eastern United States. Foremost in the combined Company's future growth plans is to have an operational infrastructure that will allow it to operate new properties in new markets as efficiently as it can in its existing markets. Duke management believes that its merger with Weeks will allow it to gain such an infrastructure several years sooner than if it otherwise tried to build its own platform in the Sunbelt.



Demographics -- While its Midwestern markets are strong and stable, Duke management believes that Weeks' markets offer higher potential for job growth and absorption of office and industrial real estate.



Customer Synergies -- Duke has many clients with operations in Weeks' markets and vice versa. The integration of the two companies will allow the combined organization to better serve its base of satisfied customers in new regions of the country.



Operational Synergies -- By combining the best practices of two highly successful and complementary organizations, the combined Company believes that it will be able to further refine its delivery system of operating and developing suburban office and industrial real estate.



Market Synergies -- Duke currently has eight operating platforms (Indianapolis,

Cincinnati, Columbus, Cleveland, Minneapolis, Chicago, St. Louis, and

Nashville). Weeks currently has six operating platforms (Atlanta,

Raleigh-Durham, North/Central Florida, South Florida, Dallas and Nashville).

Duke-Weeks will have 13 operating platforms and will have dominant (at least 50 percent more square feet than the next largest competitor) positions in the suburban office and industrial markets of Indianapolis, Cincinnati, Cleveland,

Columbus, and St. Louis, and will also have dominant positions in the Atlanta and Nashville industrial markets.



Financial Position -- The combined company will have a $5.2 billion total market capitalization made up of 68 percent equity and 32 percent debt. In the immediate future, it is expected that the combined Company will benefit from

Duke's lower cost of debt and equity capital. Over time, Duke expects to be able to access debt and equity capital more efficiently than it can currently because of its increased size, diversification and growth prospects.

Questions & Answers Regarding the Transaction



1.    When will the proxy statement for the merger be on file? Both Duke and

      Weeks hope to file a joint proxy statement/prospectus regarding their merger by about March 22, 1999. Approximately 48 hours after the announcement of the merger and until the proxy statement is filed, both

      Duke and Weeks will be in a "quiet period" and are required to refrain from commenting about the transaction. Following the filing of the proxy statement and before shareholders vote on the merger, each company will be restricted to discussing information that is contained in the joint proxy statement/prospectus.



2.    How accretive will the transaction be? Management expects the transaction to add approximately four to five cents to Duke's funds from operations per share next year prior to considering any modest cost savings that may eventually result from the merger.



3.    What are your expected cost savings and when do you expect them to materialize? Cost savings are not an important reason for the merger and significant immediate cost savings are not expected since the Company expects to retain substantially all of both Duke's and Weeks' employees.

      As such, the Company will not provide an estimate of any future cost savings that may result from the transaction.



4.    Will you need to raise new equity capital as a result of this transaction?

      No, on a proforma basis, the combined Company will have a debt-to-total market capitalization ratio of 32 percent and interest and fixed-charge coverage ratios of 4.05 and 2.73, respectively. On an ongoing basis, both debt and equity capital will be raised when appropriate in the continuing operation of the Company's business.



5.    What will happen to the debt ratings of the post-merger company?

      Currently, Duke's senior unsecured debt ratings are BBB+ at Standard and

      Poors and Duff and Phelps, and Baa2 at Moodys. Following the merger with

      Weeks, the Company expects to continue to manage its balance sheet prudently and to maintain ample financial flexibility. While the Company cannot provide any assurance as to how the rating agencies will view its merger with Weeks, management believes that, on balance, the transaction will favorably affect the Company's credit quality. Specifically,

      management believes that its merger with Weeks will substantially mitigate the rating agency's previous concern about the Company's concentration in the Midwest.



6.    Are there any caps, collars, or breakup fees contained in the merger agreement? There are no caps, collars or any other mechanisms that would alter the exchange ratio of 1.38 Duke shares for each Weeks share. The definitive merger agreement specifies a breakup fee of $50 million.

7.    What will be the ongoing strategy of the combined company? The strategy of the combined Company is to blend the same basic strategy that both Duke and Weeks have historically deployed separately. Key components of this strategy include satisfying customer needs through a vertically integrated platform of real estate services, pursuing dominant positions in each market where it operates, utilizing each company's extensive development capabilities and land holdings, pursuing value-added acquisitions, and focusing on Class-A properties in business park environments with excellent long-term investment horizons. The Company also expects to blend the best practices of both Duke and Weeks to further refine its delivery system of real estate services.



8.    When will the combined company pay dividends and is the dividend changing?

      Duke has reviewed and increased its common stock dividend in the third quarter of each of the last several years. Subject to changes in market or operating conditions, it is the intent of Duke's Board to maintain its current quarterly common stock dividend of $0.34 per share for the second quarter of 1999, and then, following the merger, raise the quarterly dividend in the third quarter to at least $0.37 per share. This increase of at least 8.8 percent will allow Weeks shareholders to more than preserve their current level of dividend income following the merger.



      The combined Company expects to continue to pay quarterly common stock dividends according to Duke's current schedule of paying dividends on the last business day of February, May, August, and November.



      Dividends on both Duke's and Weeks' preferred stock issues are expected to continue to be paid in accordance with their original terms.



9.    Do you anticipate divesting any properties following the merger? Both Duke and Weeks routinely evaluate their properties and sometimes choose to sell certain properties that are no longer consistent with their investment focus. While this routine evaluation is expected to continue to result in property sales, the combined Company does not expect to "spin-off" any particular group of properties in the immediate future.



10.   What is the accounting treatment of the merger and what are the tax implications to Weeks shareholders? The purchase method of accounting will be used to account for the merger. Weeks common and preferred shareholders will convert to Duke shares via the merger on a tax-free basis and their basis and holding period in their shares will remain unchanged.



11.   Is the pending merger with Weeks a sign of things to come? After completion of the merger, the Company's top priority will be to integrate the Weeks organization as efficiently as possible. Over time, the merger with Weeks will give the combined organization a much broader platform to pursue future growth opportunities. With more than 90 percent of office and industrial real estate still held by private enterprises in the United

      States, the Company will continue to look at both private and public opportunities.

DUKE-WEEKS REALTY CORPORATION

BALANCE SHEETS

(IN THOUSANDS)





                                                                                 Pro-Forma

                                                                                Duke-Weeks

                                                             Duke           Realty Corporation

                                                          December 31,         December 31,

                                                             1998                 1998

                                                          -----------          -----------


ASSETS:



   Rental Property                                        $ 2,403,779          $ 4,005,180

   Less: Accumulated Depreciation                            (179,887)            (276,270)

   Construction in Progress                                   185,950              346,733

   Land Held for Development                                  146,911              189,349

                                                          -----------          -----------

    Net Real Estate Investments                             2,556,753            4,264,992

                                                          -----------          -----------



   Cash                                                         6,950                8,453

   Accounts Receivable                                          9,641               19,124

   Straight-line Rents Receivable                              20,332               20,332

   Receivables on Construction Contracts                       29,162               29,162

   Investments in Unconsolidated Companies                    125,746              204,589

   Deferred Financing Costs, Net                               11,382               11,382

   Deferred Leasing and Other Costs, Net                       53,281               53,281

   Escrow Deposits and Other Assets                            40,406               55,275

                                                          -----------          -----------



    Total Assets                                          $ 2,853,653          $ 4,666,590

                                                          ===========          ===========



LIABILITIES AND SHAREHOLDERS' EQUITY:



   Secured Debt                                           $   326,317          $   577,716

   Unsecured Notes                                            590,000              790,000

   Unsecured Line of Credit                                    91,000              294,025

   Construction Payables and Amounts due Subcontractors        55,012               61,419

   Accounts Payable                                             4,836                9,830

   Accrued Real Estate Taxes                                   36,075               39,662

   Accrued Interest                                            10,329               17,431

   Accrued Expenses                                            22,781               33,668

   Other Liabilities                                           21,928               21,928

   Tenant Security Deposits and Prepaid Rents                  18,534               28,160

                                                          -----------          -----------



    Total Liabilities                                       1,176,812            1,873,839

                                                          -----------          -----------



   Minority Interest                                          106,729              441,399

                                                          -----------          -----------



   Preferred Stock and Additional Paid-in Capital             347,798              497,798

   Common Stock and Additional Paid-in Capital              1,290,313            1,921,553

   Distributions in Excess of Net Income                      (67,999)             (67,999)

                                                          -----------          -----------

    Total Shareholders' Equity                              1,570,112            2,351,352

                                                          -----------          -----------

    Total Liabilities and Shareholders' Equity            $ 2,853,653          $ 4,666,590

                                                          ===========          ===========


DUKE-WEEKS REALTY CORPORATION

FINANCIAL RATIO ANALYSIS

DECEMBER 31, 1998

(IN THOUSANDS)





                                                                                 Pro-Forma

                                                                                 Duke-Weeks

                                                                Duke Realty       Realty

                                                                Investments     Corporation

                                                                -----------     -----------


FINANCIAL POSITION RATIOS



 Total Debt/Total Book Capitalization Ratio

      (book value)(%)                                              39.08%          41.41%



 Total Debt/Total Market Capitalization Ratio

      (market value)(%)(1)                                         27.75%          30.80%



 Total Debt/Adjusted Total Assets(%)                               34.62%          34.87%



 Secured Debt/Adjusted Total Assets(%)                             11.21%          12.12%



 Undepreciated Unsecured Assets/Unsecured Debt(x)                   3.28            3.24



 Secured Debt/Secured Assets(%)                                    56.90%          51.88%



OPERATIONAL RATIOS



   Debt Service Coverage Ratio

      (Funds from Operations + Interest Expense +

      Pref Div/Interest + Principal Amort.)(x)                      3.79            3.62



   Fixed Charge Coverage Ratio (Funds from Operations

      + Interest Expense + Pref Dividend/Interest

      Expense + Pref Div + Prin. Amort.)(x)                         2.93            2.73



   Interest Coverage Ratio (Funds from Operations +

      Interest Expense + Pref. Div./lnterest Expense)(x)            4.23            4.05



   Return on Common Shareholders' Equity (Funds from

      Operations/Average Adjusted Common Equity

      (book value))(%)                                             12.16%          11.32%



   Return on Real Estate Investments (Funds from

      Operations + Interest Expense + Pref

      Div/Adjusted Average Real Estate Investments

      as defined (book value))(%)                                  10.44%          10.06%



   FF0 Payout Ratio (Dividends Paid/Funds from

      Operations(%))                                               68.00%          70.77%



   FAD Payout Ratio (Dividends Paid/Funds Available

      for Distribution(%))                                         77.27%          82.78%






(1) Ratio is based upon the 12/31/98 closing price of Duke Realty Investments common stock. Based upon 2/26/99 closing price ratio would be 32.03%

DUKE-WEEKS REALTY CORPORATION

OWNED PROPERTY OCCUPANCY ANALYSIS

DECEMBER 31, 1998





                                                                            PRO-FORMA

                                        DUKE PORTFOLIO                DUKE-WEEKS PORTFOLIO

                              --------------------------------   --------------------------------

                               NUMBER         TOTAL               NUMBER         TOTAL

                                 OF          SQUARE    PERCENT      OF          SQUARE    PERCENT

       TYPE                   BUILDINGS       FEET      LEASED   BUILDINGS       FEET      LEASED

-----------------------       ----------   ----------  -------   ----------   ----------  -------


PROPERTIES IN SERVICE:



INDUSTRIAL

 SERVICE CENTERS                     102    6,122,936   93.44%          169    9,730,547   93.46%

 BULK/DISTRIBUTION                   183   29,745,256   95.39%          416   51,448,823   93.42%

OFFICE

 SUBURBAN                            138   13,014,938   94.97%          172   15,311,434   94.30%

 CBD                                   4      861,386   96.26%            4      861,386   96.26%

RETAIL                                26    2,283,516   95.83%           31    2,748,348   94.97%

                              ----------   ----------   -----    ----------   ----------   -----



TOTAL                                453   52,028,032   95.09%          792   80,100,538   93.67%

                              ==========   ==========   =====    ==========   ==========   =====



PROPERTIES IN SERVICE AND PROJECTS UNDER DEVELOPMENT:



INDUSTRIAL

 SERVICE CENTERS                     106    6,441,204   90.56%          179   10,292,775   89.92%

 BULK/DISTRIBUTION                   199   33,892,000   89.81%          446   57,545,294   88.00%

OFFICE

 SUBURBAN                            155   15,504,078   85.95%          200   18,930,033   83.41%

 CBD                                   4      861,386   96.26%            4      861,386   96.26%

RETAIL                                29    2,570,328   94.22%           34    3,035,160   93.69%

                              ----------   ----------   -----    ----------   ----------   -----



TOTAL                                493   59,268,996   89.17%          863   90,664,648   87.53%

                              ==========   ==========   =====    ==========   ==========   =====


DUKE-WEEKS REALTY CORPORATION

PRODUCT MIX

DECEMBER 31, 1998





                                                                               PRO-FORMA

                                            DUKE PORTFOLIO              DUKE-WEEKS PORTFOLIO

                                ------------------------------    ------------------------------

                                   TOTAL                             TOTAL

                                  SQUARE        % OF      % OF      SQUARE        % OF      % OF

         TYPE                      FEET        TOTAL     TOTAL       FEET        TOTAL     TOTAL

-----------------------         ----------    ----------------    ----------    ----------------


PROPERTIES IN SERVICE:



INDUSTRIAL                                               68.94%                            76.38%

 SERVICE CENTERS                 6,122,936     11.77%              9,730,547     12.15%

 BULK/DISTRIBUTION              29,745,256     57.17%             51,448,823     64.23%

OFFICE                                                   26.67%                            20.19%

 SUBURBAN                       13,014,938     25.02%             15,311,434     19.12%

 CBD                               861,386      1.66%                861,386      1.08%

RETAIL                           2,283,516      4.39%     4.39%    2,748,348      3.43%     3.43%

                                ----------    ----------------    ----------    ----------------



TOTAL                           52,028,032    100.00%   100.00%   80,100,538    100.00%   100.00%

                                ==========    ================    ==========    ================



PROPERTIES UNDER DEVELOPMENT:



INDUSTRIAL                                               61.66%                            63.03%

 SERVICE CENTERS                   318,268      4.40%                562,228      5.32%

 BULK/DISTRIBUTION               4,146,744     57.27%              6,096,471     57.71%

OFFICE                                                   34.38%                            34.25%

 SUBURBAN                        2,489,140     34.38%              3,618,599     34.25%

 CBD                                     0      0.00%                      0      0.00%

RETAIL                             286,812      3.96%     3.96%      286,812      2.71%     2.71%

                                ----------    ----------------    ----------    ----------------

TOTAL                            7,240,964    100.00%   100.00%   10,564,110    100.00%   100.00%

                                ==========    ================    ==========    ================



ALL PROPERTIES:



INDUSTRIAL                                               68.05%                            74.82%

 SERVICE CENTERS                 6,441,204     10.87%             10,292,775     11.35%

 BULK/DISTRIBUTION              33,892,000     57.18%             57,545,294     63.47%

OFFICE                                                   27.61%                            21.83

 SUBURBAN                       15,504,078     26.16%             18,930,033     20.88%

 CBD                               861,386      1.45%                861,386      0.95%

RETAIL                           2,570,328      4.34%     4.34%    3,035,160      3.35%     3.35%

                                ----------    ----------------    ----------    ----------------



TOTAL                           59,268,996    100.00%   100.00%   90,664,648    100.00%   100.00%

                                ==========    ================    ==========    ================


Pro-forma Duke-Weeks Realty Corporation

Geographic Property Summary - In Service Properties as of December 31,1998

Square Feet, Annual Rent, and Occupancy





                                                                 Square Feet

                              ----------------------------------------------------------------------------------------

Primary Market                       Industrial                    Office

--------------                -------------------------  -----------------------                               Percent

                               Service     Bulk/Distri-                                                          of

                               Center       bution        Suburban         CBD       Retail        Overall     Overall

                              ---------   -------------  ----------      -------    ---------    ----------    -------




Atlanta                       1,635,419    12,451,090     1,153,182           --       48,977    15,288,668     19.10%

Indianapolis                  1,485,223    14,527,193     1,840,736      161,984      179,466    18,194,602     22.71%

Cincinnati                    1,142,170     4,268,236     3,031,632      699,402    1,387,206    10,528,646     13.14%

St. Louis                       622,646     1,599,700     2,066,611           --           --     4,288,957      5.35%

Columbus                         82,520     2,973,542     2,066,192           --      218,976     5,341,230      6.67%

Minneapolis                   2,057,180     3,054,423       698,249           --           --     5,809,852      7.25%

Nashville                       956,072     2,802,419       432,529           --           --     4,191,020      5.23%

Chicago                         111,659       802,994     1,415,330           --           --     2,329,983      2.91%

Cleveland                        67,793     1,744,532     1,550,305           --           --     3,362,630      4.20%

Research Triangle, N.C.       1,092,418       630,775       812,202           --           --     2,535,395      3.17%

South Florida                   105,980     1,860,996        63,240           --      415,855     2,446,071      3.05%

North Central Florida           245,467     1,855,664       181,226           --           --     2,282,357      2.85%

Dallas                               --     1,923,246           --            --           --     1,923,246      2.40%

Other(2)                        126,000       954,013           --            --      497,868     1,577,881      1.97%



                              ------------------------   ------------------------   ----------   ---------------------

   Total                      9,730,547    51,448,823    15,311,434      861,386    2,748,348    80,100,538    100.00%

                              ========================   ========================   ==========   =====================



                                  12.14%        64.23%        19.12%        1.08%        3.43%       100.00%

                              ========================   ========================   ==========   ===========




                                                                                  Occupancy %

                                                       ------------------------------------------------------------------

Primary Market                             Percent              Industrial               Office

--------------                                of       -----------------------    --------------------

                              Annual        Annual     Service    Bulk/Distri-

                              Rent(1)        Rent       Center       bution       Suburban       CBD      Retail  Overall

                           ------------    -------     ------     ------------    --------      ------   -------   ------


Atlanta                    $ 88,896,834     17.99%      97.87%       92.75%        87.14%          --     97.55%   92.89%

Indianapolis                 77,231,043     15.62%      92.00%       96.55%        94.87%       91.57%    90.89%   95.91%

Cincinnati                   76,171,956     15.41%      90.15%       98.70%        95.11%       97.35%    95.35%   96.21%

St. Louis                    39,365,514      7.96%      95.39%       95.45%        99.44%          --        --    97.36%

Columbus                     38,172,401      7.72%      70.64%       93.57%        99.47%          --    100.00%   95.98%

Minneapolis                  31,998,649      6.47%      96.50%       95.26%        91.22%          --        --    95.21%

Nashville                    25,774,478      5.21%      90.75%       86.82%        86.54%          --        --    87.69%

Chicago                      24,722,335      5.00%     100.00%       79.83%        94.36%          --        --    89.62%

Cleveland                    24,637,851      4.98%      92.62%       89.43%        87.76%          --        --    88.72%

Research Triangle, N.C.      23,940,202      4.84%      92.53%       90.08%        96.61%          --        --    93.23%

South Florida                19,587,438      3.96%      95.28%       93.89%       100.00%          --     89.91%   93.43%

North Central Florida        10,379,668      2.10%      76.45%       88.77%        76.03%          --        --    86.44%

Dallas                        5,189,834      1.05%         --        79.99%           --           --        --    79.99%

Other(2)                      8,372,257      1.69%      94.29%       96.45%           --           --     94.78%   95.75%



                           -----------------------     --------------------       ------------------------------   ------

   Total                   $494,440,460    100.00%      93.46%       93.42%        94.30%       96.26%    94.97%   93.67%

                           =======================     ====================       ==============================   ======




(1) Represents the annual rental property revenue due from tenants in occupancy as of the date of this report.



(2) Represents properties not located in the Company's primary markets.

Pro-Forma Duke-Weeks Realty Corporation

Largest Tenants

December 31, 1998





                                                                          Percentage                             Percentage

                                                           Square          of Total            Annual            of Annual

#     Tenant                                               Footage        Square Feet          Rent                Rent

--------------------------------------------------------------------------------------------------------------------------


 1    General Electric Co.                                  383,017           0.5%          $ 5,941,166             1.2%

 2    Sterling Commerce                                     322,679           0.4%            5,355,822             1.0%

 3    Qwest Communications, Inc.                            371,735           0.5%            5,088,771             1.0%

 4    Nationwide Mutual Insurance                           411,789           0.5%            4,761,399             0.9%

 5    Thomson Consumer Electronics                        1,521,195           2.0%            3,872,967             0.8%

 6    Budget Rent-a-Car Corp.                               160,488           0.2%            3,780,095             0.7%

 7    McDonnell Douglas Corp.                               299,583           0.4%            3,570,065             0.7%

 8    United States Postal Service                          571,493           0.8%            3,462,857             0.7%

 9    Commonwealth Edison Co.                               167,286           0.2%            3,388,659             0.7%

10    Anheuser-Busch Companies                              187,109           0.2%            3,272,062             0.6%

11    National General Insurance                            164,652           0.2%            3,058,990             0.6%

12    Northern Telecom, Inc.                                407,180           0.5%            3,056,498             0.6%

13    Scientific Atlanta, Inc.                              573,951           0.8%            2,621,439             0.5%

14    SDRC                                                  221,215           0.3%            2,426,142             0.5%

15    Vanstar Corporation                                   568,160           0.8%            2,373,556             0.5%

16    Southwestern Bell Yellow Pages                        123,889           0.2%            2,192,835             0.4%

17    Interpath Communications, Inc.                        178,456           0.2%            2,128,010             0.4%

18    Ohio National Life Insurance Co.                      142,445           0.2%            2,088,211             0.4%

19    GTE Mobilnet, Inc.                                    193,612           0.3%            2,084,641             0.4%

20    Continental Casualty Co.                              100,991           0.1%            2,040,730             0.4%

                                                         ---------------------------------------------------------------

                                                          7,070,925           9.4%          $66,564,915            13.0%

                                                         ===============================================================


DUKE-WEEKS REALTY CORPORATION

LEASE EXPIRATION COMPARISON - SQUARE FEET AND ANNUAL RENT

AS OF DECEMBER 31, 1998

(IN 000'S)





                                            TOTAL

                                          PORTFOLIO                           INDUSTRIAL

                                ---------------------------     --------------------------------------

                                                                  SERVICE CENTER     BULK/DISTRIBUTION

                                                                -----------------    -----------------

YEAR OF EXPIRATION              SQUARE                          SQUARE               SQUARE

------------------               FEET      DOLLARS        %      FEET     DOLLARS     FEET     DOLLARS

                                ---------------------------     --------------------------------------


DUKE PORTFOLIO:

       1999                      5,497    $ 34,061       10%     1,125    $ 7,022     2,757    $ 9,862

       2000                      4,429      30,569        9%       990      6,519     2,029      6,535

       2001                      5,909      40,945       13%       910      6,305     3,039     10,403

       2002                      6,438      39,830       12%       875      6,119     3,736     12,858

       2003                      5,848      40,205       12%       987      7,473     3,230     11,507

       2004                      2,566      18,501        6%       259      2,136     1,526      5,926

       2005                      4,224      26,257        8%        58        526     2,860      8,981

       2006                      3,008      19,681        6%       197      1,801     2,070      7,182

       2007                      2,989      16,219        5%        83      1,011     2,261      6,620

       2008                      2,940      15,359        5%        59        534     2,388      8,164

2009 AND THEREAFTER              5,626      45,399       14%       177      1,792     2,480      8,556

                                ------------------               ----------------    -----------------

                                49,474    $327,026      100%     5,720    $41,238    28,376    $96,594

                                ==================               ================    =================

TOTAL PORTFOLIO SQUARE FEET     52,028                           6,123               29,745

                                ======                           =====               ======



PERCENT OCCUPIED                 95.09%                          93.44%               95.39%

                                ======                           =====               ======



PRO-FORMA DUKE-WEEKS PORTFOLIO:

      1999                       9,390    $ 56,852       11%     1,699    $11,841     5,789   $ 24,200

      2000                       8,199      53,688       11%     1,470     10,431     5,074     22,281

      2001                       8,988      59,784       12%     1,266      9,524     5,627     24,139

      2002                       9,402      63,776       13%     1,358     11,111     5,774     24,446

      2003                       9,454      68,836       14%     1,521     12,823     5,845     26,811

      2004                       4,032      27,795        6%       369      3,273     2,677     11,419

      2005                       5,654      31,282        6%       484      1,105     3,833     12,967

      2006                       3,871      24,170        5%       280      2,308     2,829     10,795

      2007                       4,324      24,747        5%       154      1,683     3,460     13,884

      2008                       4,672      29,574        6%       265      3,399     3,628     14,061

2009 AND THEREAFTER              7,047      53,936       11%       227      2,272     3,527     14,493

                                ------------------               ----------------    -----------------

                                75,033    $494,440      100%     9,093    $69,770    48,063   $199,496

                                ==================               ================    =================

TOTAL PORTFOLIO SQUARE FEET     80,101                           9,731               51,449

                                ======                           =====               ======



PERCENT OCCUPIED                 94.03%                          93.59%               93.90%

                                ======                           =====               ======




                                                 OFFICE

                                --------------------------------------

                                     SUBURBAN               CBD                RETAIL

                                ------------------    ----------------   -----------------

YEAR OF EXPIRATION              SQUARE                SQUARE             SQUARE

------------------               FEET     DOLLARS      FEET    DOLLARS    FEET     DOLLARS

                                ------------------    ----------------   -----------------


DUKE PORTFOLIO:

       1999                      1,444    $ 15,619       62    $  444       109    $ 1,114

       2000                      1,256      15,809       34       242       120      1,464

       2001                      1,779      22,075       89     1,041        92      1,121

       2002                      1,536      17,933      142     1,242       149      1,678

       2003                      1,326      17,660      156     1,948       149      1,617

       2004                        754      10,135        9       110        18        194

       2005                      1,042      14,407       48       497       216      1,846

       2006                        723      10,506       10        84         8        108

       2007                        470       6,771       99     1,057        76        760

       2008                        376       5,008       71     1,040        46        613

2009 AND THEREAFTER              1,654      22,759      109     1,639     1,206     10,653

                                ------------------    ---------------     ----------------

                                12,360    $158,682      829    $9,344     2,189    $21,168

                                ==================    ===============     ================

TOTAL PORTFOLIO SQUARE FEET     13,015                  861               2,284

                                ======                =====               =====



PERCENT OCCUPIED                 94.97%               96.26%              95.83%

                                ======                =====               =====



PRO-FORMA DUKE-WEEKS PORTFOLIO:

      1999                       1,682    $ 18,826       62    $  444       158    $ 1,541

      2000                       1,450      18,725       34       242       171      2,009

      2001                       1,908      23,859       89     1,041        98      1,221

      2002                       1,976      25,240      142     1,242       152      1,737

      2003                       1,766      25,277      156     1,948       166      1,977

      2004                         952      12,623        9       110        25        370

      2005                       1,068      14,789       48       497       221      1,924

      2006                         740      10,815       10        84        12        168

      2007                         526       7,363       99     1,057        85        760

      2008                         662      10,481       71     1,040        46        613

2009 AND THEREAFTER              1,707      23,629      109     1,639     1,477     11,903

                                ------------------    ---------------     ----------------

                                14,437    $191,607      829    $9,344     2,611    $24,223

                                ==================    ===============     ================

TOTAL PORTFOLIO SQUARE FEET     15,311                  861               2,749

                                ======                =====               =====



PERCENT OCCUPIED                 94.45%               90.26%              94.97%

                                ======                =====               =====


Duke-Weeks Realty Corporation

Development Backlog Schedule

December 31, 1998





                                                                                         Estimated

Anticipated          Number of        Square           Percent        Project            Stabilized

In-Service Date      Buildings         Feet            Leased          Costs              Return

----------------------------------------------------------------------------------------------------

Duke Portfolio




1st Quarter l999          10         2,014,817           50%         $ 104,830            11.9%

2nd Quarter 1999          12         2,158,953           37%            91,151            11.3%

3rd Quarter 1999          10         1,215,020           35%            93,553            11.8%

4th Quarter 1999           4           819,293           75%            42,063            11.4%

Thereafter                 4         1,032,881           50%           126,439            10.6%

                        -----------------------------------------------------------------------

                          40         7,240,964           47%          $458,036            11.4%

                        =======================================================================




Pro-Forma Duke-Weeks Portfolio



1st Quarter l999          21        3,222,240            38%        $161,245              11.6%

2nd Quarter l999          21        2,933,414            35%         146,717              11.1%

3rd Quarter 1999          17        2,034,375            36%         154,986              11.4%

4th Quarter 1999           6        1,100,020            70%          72,991              11.3%

Thereafter                 6        1,274,061            46%         142,384              10.7%

                        -----------------------------------------------------------------------

                          71       10,564,110            41%         $678,323             11.2%

                        =======================================================================


Duke-Weeks Realty Corporation

Land Held for Future Development

As of December 31, 1998

                                                  Acres

                                     --------------------------------

                                                           Pro-Forma

                                           Duke           Duke-Weeks

                                     --------------------------------

Owned                                       1,659               2,274

Joint Venture                                 110                 558

Under Agreement                               563                 791

Options/Control                               443               1,023

                                     --------------------------------

Total Acres                                 2,775               4,646

                                     ================================

Developable Square Feet(1)             43,000,000          62,600,000

                                     ================================





Major Parks

-----------



Lebanon Business Park, Indianapolis               489

Hillside, Spartanburg                             336

Groveport, Columbus                               230

Park 100, Indianapolis                            210

Governor's Pointe, Cincinnati                     180

International Tradeport, Jacksonville             178

World Park, Cincinnati                            174

Emerald Valley, Cleveland                         157

Paramount Center, Research Triangle               130

Crossroads, Chicago                               120

Plainfield Business Park, Indianapolis            111

Horizon Association, Atlanta                      107

Sugarloaf, Atlanta                                102





(1) Represents estimated square footage of properties which may be developed on these acres.

                                                   Duke-Weeks Realty Corporation

                                                           Organization Chart



                               [GRAPHIC OMITTED]





                                              Market Analysis



                     Dec. 1998          Historic Job Growth(2)         Surburban

                   Unemployment    Past 5       Past 3        Past       Office     Industrial

                     Rate(1)       Years        Years         Year      Vacancy(3)   Vacancy(3)

                     -------       -----        -----         ----      ----------   ----------


Atlanta               2.80%        22.84%       11.15%        2.79%      10.40%       11.70%

Chicago               4.00%         9.63%        4.63%        1.23%       8.60%        6.40%

Cincinnati            2.80%        13.78%        8.23%        2.86%      10.50%        4.70%

Cleveland             3.90%        10.58%        5.04%        1.97%      10.40%        5.80%

Columbus              2.30%        13.70%        2.94%        1.88%       6.60%        8.10%

Dallas                2.70%        24.25%       14.66%        3.16%      10.40%        8.00%

Fort Lauderdale       4.10%        19.17%       10.34%        2.77%       9.00%        5.50%

Indianapolis          2.40%        12.72%        6.76%        2.63%      10.20%        5.80%

Jacksonville           n/a         23.22%       11.81%        3.91%       7.90%        6.70%

Miami                 6.10%         9.63%        6.00%        2.19%      10.70%        6.90%

Minneapolis           1.60%        13.66%        6.87%        2.45%       5.20%        4.20%

Nashville             3.50%        15.86%        6.07%        1.21%       8.60%        7.70%

Orlando               2.60%        28.61%       16.77%        4.58%       6.60%        6.30%

Research Triangle     2.70%        24.23%       12.48%        2.67%        n/a          n/a

St. Louis             3.30%         9.19%        4.98%        1.18%       5.90%        4.80%

Tampa                 2.70%        22.85%       12.69%        4.49%       8.80%        5.10%

National Average      4.40%        12.96%        7.46%        2.11%       9.10%        7.30%






(1) Source - Bureau of Labor Statistics

(2) Source - Regional Financial Associates

(3) Source - Torto-Wheaton Research/CB Richard Ellis as of fourth quarter 1998

                                   Duke-Weeks

                               Realty Corporation



                                [GRAPHIC OMITTED]



Duke Major Markets

------------------

Chicago Illinois

Cincinnati, Ohio

Cleveland, Ohio

Columbus, Ohio

Indianapolis, Indiana

Minneapolis/St. Paul, Minnesota

Nashvill, Tennessee

St. Louis, Missouri



Weeks Major Markets

-------------------

Atlanta, Georgia

Dallas, Texas

Ft. Lauderdale, Florida

Jacksonville, Florida

Miami, Florida

Nashville, Tennessee

Orlando, Tennessee

Raleigh, North Carlina

Tampa, Florida